Exhibit 4.1

CLASS B COMMON STOCK NUMBER [MCHX NUMBER]		CLASS B COMMON STOCK SHARES
[MARCHEX LOGO]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE		SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 56624R 10 8

        This certifies that [NAME]

is the record holder of [NUMBER]

FULLY PAID AND NONASSESSABLE SHARES OF CLASS B COMMON STOCK $.01 PAR VALUE, OF

MARCHEX, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SEAL]

/s/ ETHAN A. CALDWELL	/s/ RUSSELL C. HOROWITZ
SECRETARY	CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED

                MELLON INVESTOR SERVICES LLC

                                TRANSFER AGENT AND REGISTRAR

                                                     AUTHORIZED SIGNATURE